EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (this "Agreement"), effective as of August 13, 2007, between BioForce Nanosciences Holdings, Inc (the "Company"), a Nevada corporation, and Gregory D. Brown (the "Employee"), a resident of the State of Iowa.

      WHEREAS, the Company wishes to employ the Employee to render services for the Company on the terms and conditions set forth in this Agreement and the Employee wishes to be retained and employed by the Company on such terms and conditions.

      NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

      1. Employment. The Company hereby employs the Employee, and the Employee accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

      2. Term. Unless terminated at an earlier date in accordance with Section 9 of this Agreement, the term of the Employee's employment hereunder shall expire May 31, 2009. Thereafter, the term of this Agreement shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 30 days prior to the expiration of the initial term or any extension term.

      3. Position and Duties.

      (a) Service with Company. During the Term of this Agreement, the Employee shall serve as the Executive Vice President, Chief Financial Officer and Treasurer of the Company, or in such other executive capacity as may be assigned to the Employee, and shall perform all duties commensurate with the Employee's position and as may be assigned to the Employee by the Chairman of the Board of Directors or the Chief Executive Officer of the Company or such other person(s) as may be designated by the Board of Directors of the Company (the "Board"). The Employee shall report to the Chairman of the Board or the Chief Executive Officer or such other person(s) as may be designated by the Board and shall at all times keep the Chairman of the Board and the Chief Executive Officer (or such other officer as the Chairman of the Board, the Chief Executive Officer or the Board may designate from time to time) promptly and fully informed (in writing if so requested) of the Employee's conduct and of the business or affairs of the Company, and provide such explanations of the Employee's conduct as may be required.

      (b) Performance of Duties. The Employee agrees to serve the Company faithfully and to the best of his ability during his employment by the Company. The Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement and that during the term of this Agreement, he will not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement, unless agreed to by the Board of Directors. While he remains employed by the Company, the Employee may participate in reasonable charitable activities, personal business activities and personal investment activities so long as such activities do not interfere with the performance of his obligations under this Agreement.

      4. Compensation.

      (a) Base Salary. As compensation in full for all services to be rendered by the Employee under this Agreement, the Company shall pay to the Employee a minimum monthly salary of $12,916.67 per month, less deductions and withholdings, which salary shall be paid in twice monthly increments in arrears or otherwise as in accordance with the Company's normal payroll procedures and policies.

      (b) Additional Compensation. In the course of the Employee's normal activities the Employee may achieve key milestones related to, for example, fund raising, patents, sales, and other business goals. At its discretion the Board may award additional compensation for accomplishments of this nature. The Employee shall receive a one time bonus of up to $25,000 if an equity financing is closed in 2007, with the exact amount of the bonus to be determined by and at the discretion of the Chief Executive Officer.

      (c) Participation in Benefit Plans. While he is employed by the Company, the Employee shall also be eligible to participate in all employee benefit plans or programs of the Company to the extent that the Employee meets the requirements for each individual plan. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and the Employee's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. The costs for participation by the Employee and his family shall be paid for by the Company. The Employee acknowledges that as specified in his employment offer letter dated December 27, 2006, he has received a stock option grant whereby he has the option to purchase 300,000 shares of Company stock vesting in equal annual 1/3 increments starting January 17, 2007, at an exercise price equal to the fair market value as defined in the stock option plan governing the grant. The Employee also acknowledges that he has received up to $10,000 in reasonable moving and incidental expenses associated with his relocation to Ames, Iowa.

      (d) Expenses. The Company will pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the Company's normal policies for expense verification.

      (e) Vacation. While he is employed by the Company, the Employee shall be entitled to four weeks paid vacation time per calendar year. Unused vacation may be carried forward to use in subsequent years.

      5. Confidential Information. Except as permitted or directed by the Company's Board of Directors, during the term of his employment or at any time thereafter, the Employee shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the


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

Company) any confidential or secret knowledge or information of the Company that the Employee has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Employee acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause harm to the Company. Both during and after the term of his employment, the Employee will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Employee.

      6. Ventures. If, during the term of his employment the Employee is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as approved by the Company's Board of Directors, the Employee shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Employee as provided in this Agreement.

      7. Non-competition Covenant.

      (a) Agreement Not to Compete. During the term of his employment with the Company and for a period of one year after the termination of such employment (whether such termination is with or without cause, or whether such termination is occasioned by the Employee or the Company), he shall not directly engage in competition with the Company.

      (b) Geographic Extent of Covenant. The obligations of the Employee under section 7(a) shall apply to any geographic area in which the Company (i) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, or (ii) has otherwise established its goodwill, business reputation or any other customer or supplier relations.

      (c) Limitation of Covenant. Ownership by the Employee, as a passive investment of less than ten percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded shall not constitute a breach of this Section 7.


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

      (e) Acknowledgment. The Employee agrees that the restrictions and agreements contained in this Section 7 are reasonable and necessary to protect the legitimate interests of the Company.

      (f) Blue Pencil Doctrine. If the duration or geographical extent of, or business activities covered by, this Section 7 are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable.

      8. Patent and Related Matters.

      (a) Disclosure and Assignment. The Employee will disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by the Employee, either solely or in collaboration with others, during the term of this Agreement relating either directly to the business, products, practices or techniques of the Company ("Developments"). The Employee, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of the Employee's right, title and interest in and to any and all of the Developments. At the request of the Company, the Employee will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company as the Company shall reasonably request during the period of the Employee's employment with the Company.

      (b) Limitation on Sections 8. The provisions of Section 8 shall not apply to any Development meeting the following conditions:

            (i) such Development was developed entirely on the Employee's own time;

            (ii) such Development does not relate (A) directly to the business of the Company or (B) to the Company's actual or demonstrably anticipated research or development.

      (c) Assistance of the Employee. Upon request and without further compensation therefore, but at no expense to the Employee, the Employee will do all lawful acts, including but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign copyrights and Letters Patent, including but not limited to, design patents, on the Developments, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

      (d) Records. The Employee will keep complete, accurate and authentic accounts, notes, data and records of the Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, the Employee will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, the Employee will surrender the same, and all copies (both electronic and hard copies) thereof, to the Company upon the conclusion of his employment.


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

      (e) Obligations, Restrictions and Limitations. The Employee understands that the Company may enter into agreements or arrangements with agencies of the United States Government, and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. The Employee shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him while he is employed by the Company and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

      (f) Copyrightable Material. All right, title and interest in copyrightable material that the Employee shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefore, but at no expense to the Employee, the Employee shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by the Employee for the Company in performing his responsibilities under this Agreement shall be considered "works made for hire," as defined in the U.S. Copyright Act.

      (g) Know-How and Trade Secrets. All know-how and trade secret information conceived or originated by the Employee that arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

      9. Termination of Employment.

      (a) Grounds for Termination. The Employee's employment shall terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time:

            (i)   The Employee dies,

            (ii) The Employee becomes "disabled," so that he cannot perform the essential functions of his position with reasonable accommodation,

            (iii) The Board of Directors of the Company elects to terminate this
                  Agreement for "cause" and notifies the Employee in writing of such election,

            (iv) The Board of Directors of the Company elects to terminate this Agreement without "cause" and notifies the Employee in writing of such election,


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

            (v) The Employee elects to terminate this Agreement with "good reason" and notifies the Company in writing of such election, or

            (vi) The Employee elects to terminate this Agreement without "good reason" and notifies the Company in writing of such election.

      If this Agreement is terminated pursuant to clause (i), (ii) or (iii) of this Section 9(a), such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (iv), (v) or (vi) of this Section 9(a), such termination shall be effective 30 days after delivery of the notice of termination.

      (b) "Cause" Defined. "Cause" means:

            (i) The Employee has breached the provisions of Section 5, 7 or 8 of this Agreement in any material respect,

            (ii) The Employee has engaged in willful and material misconduct, including willful and material failure to perform the Employee's duties as an officer or employee of the Company and has failed to cure such default within 30 days after receipt of written notice of default from the Board of Directors,

            (iii) The Employee has committed fraud, misappropriation or embezzlement in connection with the Company's business, or

            (iv) The Employee has been convicted or has pleaded nolo contendere to serious criminal misconduct (excepting, for example, parking violations and occasional minor traffic violations).

In the event that the Company terminates the Employee's employment for "cause" pursuant to clause (ii) of this Section 9(b) and the Employee objects in writing to the Board's determination that there was proper "cause" for such termination within 20 days after the Employee is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of Section 10(a). If the Employee fails to object to any such determination of "cause" in writing within such 20 day period, he shall be deemed to have waived his right to object to that determination. If such arbitration determines that there was not proper "cause" for termination, such termination shall be deemed to be a termination pursuant to clause (iv) of Section 9(a) and the Employee's sole remedy shall be to receive the wage continuation benefits contemplated by
Section 9(g).

      (c) "Good Reason" Defined. "Good Reason" means:

            (i) a material reduction in the Employee's scope of authority or responsibility, or

            (ii)  a reduction in the Employee's base salary.


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

In the event the Employee terminates his employment with "good reason" pursuant to clause (i) of this Section 9 (c) and the Company objects in writing to the Employee's determination that there was proper "good reason" for such termination within 20 days after the Company is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of
Section 10(a). If such arbitration determines that there was not proper "good reason" for termination, such termination shall be deemed to be a termination pursuant to clause (vi) of Section 9(a).

      (d) Effect of Termination Notwithstanding any termination of this Agreement, the Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Employee's employment.

      (e) "Disabled" Defined. "Disabled" means any mental or physical impairment or disorder that renders the Employee unable to perform the essential functions of his position, with or without reasonable accommodation, for a period of 180 days during any continuous 360-day period.

      (f) Surrender of Records and Property. Upon termination of his employment with the Company, the Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies (both electronic and hard copies) thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

      (g) Salary Continuation. If the Employee's employment by the Company is terminated by the Company pursuant to clause (i), (ii), (iv) or (v) of Section 9(a), the Company shall continue to pay to the Employee (or his heirs in the case of (i)) his base salary and shall continue to provide health insurance benefits for the Employee and his family (or his heirs in the case of (i)), through the earlier of (a) the date that the Employee has obtained other full-time employment, or (b) twelve months from the date of termination of employment. If this Agreement is terminated pursuant to clauses (iii) or (vi) of
Section 9(a), the Employee's right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law. Additional compensation, bonuses and benefits may be approved by the Board of Directors.

      10. Settlement of Disputes.

      (a) Arbitration. Except as provided in Section 10(b), any claims or disputes of any nature between the Company and the Employee arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement or any matter relating to the Employee's employment and the termination of that employment by the Company shall be resolved exclusively by arbitration in Des Moines, Iowa, or in the home state of the Company's corporate headquarters should the location change during the term of this agreement, in accordance with the applicable rules of the American Arbitration Association. In the event of submission of any dispute to


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

arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing. The fees of the arbitrator(s) and other costs incurred by the Employee and the Company in connection with such arbitration shall be paid by each party. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

      (b) Venue. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the courts of the State of Iowa, located in Story County or in the federal courts located in Des Moines, Iowa or in the home state of the Company's corporate headquarters should the location change during the term of this agreement. The Employee and the Company consent to the jurisdiction of such courts over the subject matter set forth in Section 10(b).

      11. Miscellaneous.

      (a) Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

      (b) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

      (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

      (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.

      (e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Employee, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this
Section 11.

      (f) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the Employee shall constitute a waiver of any other right or breach by the Employee.

      (g) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

--------------------------------------------------------------------------------
If to the Company:                                 If to Employee:

Asrun Kristmundsdottir                             Gregory D. Brown
Director of Business Operations                    5614 Thunder Road
BioForce Nanosciences, Inc.                        Ames, IA 50014
1615 Golden Aspen Drive, Ste. 101
Ames, IA 50010
Facsimile: (515) 233-8337
Email: asrun@bioforcenano.com

--------------------------------------------------------------------------------

Any party may change the address set forth above by notice to each other party given as provided herein.

      (h) Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      (i) Governing Law. ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF IOWA OR IN THE HOME STATE OF THE COMPANY'S CORPORATE HEADQUARTERS SHOULD THE LOCATION CHANGE DURING THE TERM OF THIS AGREEMENT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.


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

      (j) Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

      (k) Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of August 13, 2007.

BIOFORCE NANOSCIENCES HOLDINGS, INC.                    EMPLOYEE
a Nevada corporation


By: /s/ Eric Henderson                                  /s/ Gregory D. Brown
    ------------------                                  --------------------
Title: Chief Executive Officer                          Gregory D. Brown


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